Exhibit 5.1

[Kutak Rock Letterhead]

January 21, 2021

Board of Directors

Lindsay Corporation

18135 Burke Street, Suite 100

Omaha, Nebraska

Re:	Registration Statement on Form S-8 for Shares of Common Stock Issuable under the Lindsay Corporation Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to Lindsay Corporation, a Delaware corporation (the “Company”), in connection with certain matters of Delaware law arising out of the registration of 250,000 shares (the “Shares”) of Common Stock, $1.00 par value per share, of the Company (the “Common Stock”), issuable pursuant to the Lindsay Corporation Employee Stock Purchase Plan (the “Plan”). The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. In rendering the opinion expressed below, we have reviewed the Plan, the resolutions of the Company’s Board of Directors relating to the adoption of the Plan, the records of the Company’s 2021 Annual Meeting of Stockholders, and such other matters, documents and law as we have deemed necessary for purposes of rendering this opinion.

In such review and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel. We have also assumed that the individual issuances, grants, awards or grants of purchase rights under the Plan will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law, the Plan and the agreements, forms of instrument, awards and grants duly adopted thereunder.

Based on and subject to the foregoing, it is our opinion that the shares of Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Common Stock.

Very truly yours,

/s/ KUTAK ROCK LLP